Exhibit 10.17

PLX PHARMA INC.

SCIENTIFIC ADVISORY BOARD AGREEMENT

This SCIENTIFIC ADVISORY BOARD AGREEMENT (the “Agreement”), made this __ day of ___, 2015, is entered into by PLx Pharma Inc., a Delaware corporation (the “Company”), and ______________________ an individual (the “Advisor”).

1.                  Advisory Services. The Company hereby appoints the Advisor as a member of the Company’s Scientific Advisory Board, and the Advisor hereby accepts such appointment. This paragraph shall not be construed to create any employee–employer relationship between the Advisor and the Company. So long as the Advisor is on the Advisory Board, the Company shall be entitled to disclose the Advisor’s position on the Advisory Board (together with information about the Advisor) to third parties, on its website and in its marketing and investor relations materials. The Advisor is not a member of the board of directors of the Company.

2.                  Compensation. The Company agrees to grant to the Advisor an option for _______ shares of the Company’s common stock. The Company may from time to time grant additional stock options or other incentives to the Advisor in connection with the services rendered hereunder, but any such grants shall be subject to the vesting periods and other terms of such grants. The Advisor is not entitled to any additional compensation for the services rendered to the Company under paragraph 1 above, except as provided in paragraph 5 below and agreed to in writing by the Company.

3.                  Proprietary Information. The Advisor hereby agrees to hold and maintain confidential and private in trust for the benefit of the Company all papers, plans, drawings, designs, devices, research data, machines or compositions, specifications, methods, processes, techniques, know-how, formulae, customer and supplier lists, personnel and financial data, plans and trade secrets (collectively, “Confidential Information”) belonging to the Company or provided to the Advisor by the Company or others if such Confidential Information concerns the Company or concerns the companies or projects being reviewed or analyzed by the Company. Additionally, the Advisor will comply strictly with each confidentiality agreement entered into by the Company with another person or entity if the Advisor has been advised of the terms of each such confidentiality agreement or has been provided a copy of such confidentiality agreement.

4.                  Return of Confidential Information. Immediately upon the Company’s request, the Advisor shall deliver to the Company any Confidential Information in the possession or control of the Advisor, and shall not retain any copies thereof.

5.                  Indemnification. The Company shall indemnify the Advisor against all judgments, fines, settlement payments and expenses, including reasonable attorneys’ fees, paid or incurred in connection with any claim, action, suit, or proceeding, whether civil or criminal, to which the Advisor is made a party or with which he may be threatened by reason of his having been an Advisor to the Company, unless such claim, action, suit or proceeding results, all or in part, from the Advisor’s own acts of fraud, gross negligence, willful misconduct or breach of the terms of this Agreement. In addition, no indemnification shall be made hereunder (a) with respect to payment and expenses incurred in relation to matters as to which he shall have been finally adjudged in such action, suit, or proceeding not to have acted in good faith and in the reasonable belief that such Advisor’s actions were in the best interests of the Company or (b) as otherwise prohibited by law.

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6.                  Assignment. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, the heirs, personal representatives, successors and assigns of each of them, except that the Advisor shall not assign his/her rights or duties hereunder.

7.                  Amendment and Waiver. Neither this Agreement nor any term, covenant, condition, or other provision hereof may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

8.                  Termination. This Agreement may be terminated by the Advisor or the Company at any time by written notice to the other party, but the terms of paragraphs 3, 4, and 5.

9.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

10.              Entire Agreement. This Agreement embodies the entire agreement between the Company and the Advisor, and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document.

11.              Notices. Any notice required or permitted to be given under this Agreement shall be deemed delivered when given by registered or certified mail addressed to the party to whom such notice is given at the address of such party hereinafter set forth or at such address as such party may provide to the other in writing form time to time or, if sent by email or facsimile, when received by the party to whom sent at the email address or facsimile number provided below:

If to the Company, to:	If to the Advisor, to:
PLx Pharma Inc.	[Advisor Name]
Attn: Ron Zimmerman
President & Chief Executive Officer
8285 El Rio, Suite 130
Houston, Texas 77054	Email:
Mobile Tel:
Facsimile No.: 1-713-842-3052	Facsimile No.:
Tel: 1-713-842-1249	Tel:

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY	ADVISOR:
PLx Pharma Inc.

By: _________________________	______________________________
Name: Ronald R. Zimmerman	Name:
Title: President

Signature Page to Scientific Advisory Board Agreement